UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

MARATHON PATENT GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARATHON PATENT GROUP, INC.

11100 Santa Monica Blvd., Ste. 380

Los Angeles, CA 90025

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 29, 2017

This proxy statement supplement (the “Supplement”), dated September 25, 2017, supplements the definitive proxy statement (the “Proxy Statement”) filed by Marathon Patent Group, Inc. (“Marathon” or the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on September 8, 2017, and made available to Marathon’s shareholders in connection with the solicitation of proxies by the Board of Directors of Marathon (the “Board”) for the Special Meeting of Shareholders to be held on September 29, 2017 and any adjournment or postponement thereof (the “Special Meeting”).

This Supplement is being filed with the SEC and is being made available to shareholders on or about September 25, 2017. Only shareholders of record as of the close of business on September 7, 2017, are entitled to receive notice of and to vote at the Special Meeting.

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current. The Proxy Statement contains important additional information. This Supplement should be read in conjunction with the Proxy Statement.

Supplemental Information Concerning Proposal 1 “Approval of the First Amendment to Amended and Restated Revenue Sharing And Securities Purchase Agreement and Restructuring Agreement, and the Contribution of Certain of the Company’s Intellectual Property to a Newly Created Special Purpose Entity as Described in the First Amendment and Restructuring Agreement”.

In connection with the First Amendment and Restructuring Agreement the following changes will be in effect:

1.	The form of assignment of intellectual property from the Company to the SPE may include a patent assignment or conveyance of one of the Company’s owned or controlled subsidiary or joint venture entities to the SPE, as determined by the Company and DBD, or a combination thereof. While, this represents a change from the description of the mechanics of the transfer of the Designated IP in the Proxy Statement, the Company believes that such change will have no material effect on the Company.

2.	The Company will retain a residual interest in the Designated IP (the “Marathon Residual”) equal to a percentage of Monetization Revenues. There can be no assurance that the Marathon Residual will have any value or if it has any value, when any revenue can be expected to be realized therefrom which will depend on a number of factors such as the extent of recoveries achieved, if any, and timing of such efforts by the SPE over which Marathon shall have no control. In addition, the Company has agreed to pay up to 15% of Monetization Revenue to the owner of Designated IP to be contributed to the SPE. As a result, the Marathon Residual will be 30% as opposed to the 45% stated in the Proxy Statement.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On September 8, 2017, Marathon filed the definitive Proxy Statement and form of proxy card with the SEC in connection with its solicitation of proxies from Marathon’s shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY MARATHON WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Marathon with the SEC for no charge at the SEC’s website at www.sec.gov or by writing to Marathon’s Corporate Secretary at Marathon Patent Group, 11100 Santa Monica Blvd., Ste. 380, Los Angeles, CA 90025.

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